EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Werner Enterprises, Inc.:
We consent to the incorporation by reference in the registration statements (File Nos. 333-117896, 333-103467, 33-15894, and 33-15895) on Form S-8 of Werner Enterprises, Inc. of our reports dated February 27, 2018, with respect to the consolidated balance sheets of Werner Enterprises, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule II listed in the Index in Item 15(a)(2) (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Werner Enterprises, Inc.

/s/ KPMG LLP

Omaha, Nebraska
February 27, 2018